Archrock Reports First Quarter 2019 Results

HOUSTON, April 29, 2019 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the first quarter of 2019.

First Quarter 2019 Financial Results

•	Net income for the first quarter of 2019 was $19.5 million, compared to $2.1 million in the first quarter of 2018.

•	Adjusted EBITDA (a non-GAAP measure as defined below) for the first quarter of 2019 was $91.2 million, up 13% compared to first quarter of 2018.

•	Total operating horsepower increased by 31,000 in the first quarter of 2019.

•	Previously declared quarterly dividend of $0.132 per common share for the first quarter of 2019, representing growth of 10% compared to the first quarter of 2018.

•	Dividend coverage was 2.81x for the first quarter of 2019; the leverage ratio was 4.4x at quarter end.

Management Commentary and Outlook

“This year is off to a solid start with continued strong demand for contract compression equipment and services” said Brad Childers, Archrock’s President and Chief Executive Officer. “The record level of U.S. natural gas production growth in 2018 has resulted in the build-out of additional midstream infrastructure that is driving our profitable growth. Our first quarter 2019 adjusted EBITDA of $91.2 million represents a 13% increase over the first quarter of last year. We are focused on strategically placing committed horsepower in the field, providing excellent customer service and diligently managing costs.”

“During the quarter, we successfully completed a $500 million senior notes offering maturing in 2027, which replaced $350 million of senior notes maturing in 2021,” continued Childers. “We remain committed to our capital allocation policy of selectively investing in high-return assets and decreasing leverage below 4.0x in 2020, enabling us to increase our dividend 10% to 15% annually through 2020. Additionally, we are on pace to achieve our previously communicated full-year 2019 guidance,” concluded Childers.

Contract Operations

For the first quarter of 2019, contract operations segment revenue totaled $182.5 million, reflecting an increase of 13% compared to $161.2 million in the first quarter of 2018. Gross margin was $107.8 million, up $11.2 million or 12% from the first quarter of 2018, reflecting a gross margin percentage of 59.1% compared to 59.9% in the prior year first quarter. Total operating horsepower at the end of the first quarter of 2019 was 3.6 million, up from 3.3 million at the end of the prior year first quarter, reflecting a 7% increase. Utilization at the end of the first quarter of 2019 was 88% compared to 86% at the end of the first quarter of 2018.

Aftermarket Services

For the first quarter of 2019, aftermarket services segment revenue totaled $53.7 million, reflecting an increase of 6% compared to $50.8 million in the first quarter of 2018. Gross margin was $9.8 million, up 15% from the first quarter of 2018, reflecting a gross margin percentage of 18.2% compared to 16.7% in the prior year first quarter.

Balance Sheet

Total consolidated debt as of March 31, 2019 was $1.58 billion compared to $1.53 billion as of December 31, 2018. Archrock’s leverage ratio was 4.4x as of March 31, 2019 and December 31, 2018. Our available liquidity as of March 31, 2019 was $485.8 million compared to $391.6 million as of December 31, 2018.

On March 21, 2019, Archrock Partners, L.P. closed a private offering of $500 million of 6.875% senior unsecured notes due 2027. Proceeds were used to redeem the $350 million senior unsecured notes due 2021 and partially repay outstanding borrowings under the revolving credit facility.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.132 per share of common stock, or $0.528 per share on an annualized basis, unchanged sequentially and up 10% compared to the first quarter of 2018. Dividend coverage in the first quarter of 2019 was 2.81x. The dividend will be paid on May 15, 2019 to stockholders of record at the close of business on May 8, 2019.

Summary Metrics

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except percentages, per share amounts and ratios)	2019	2018	2018

Net income	$19,456	$12,968	$2,069
Net income (loss) attributable to Archrock stockholders	$19,456	$12,968	$(3,816)
Net income (loss) per common share attributable to Archrock common stockholders	$0.15	$0.10	$(0.06)
Adjusted EBITDA	$91,196	$97,557	$80,539

Contract operations revenue	$182,507	$176,380	$161,197
Contract operations gross margin	$107,772	$104,827	$96,602
Contract operations gross margin percentage	59%	59%	60%

Aftermarket services revenue	$53,652	$56,779	$50,843
Aftermarket services gross margin	$9,750	$8,598	$8,506
Aftermarket services gross margin percentage	18%	15%	17%

Selling, general, and administrative	$28,989	$21,108	$27,508

Cash available for dividend	$48,412	$58,647	$45,137
Cash available for dividend coverage	2.81x	3.40x	2.90x

Total available horsepower (at period end)	4,035	3,963	3,862
Total operating horsepower (at period end)	3,561	3,530	3,314
Horsepower utilization spot (at period end)	88%	89%	86%

Conference Call Details

Archrock will host a conference call on Tuesday, April 30, 2019, to discuss their first quarter 2019 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13688983.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, merger-related costs, non-cash stock-based compensation expense, indemnification (income) expense, net, and other items. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, merger-related costs, non-cash stock-based compensation expense, and indemnification (income) expense, net, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart
Treasurer & VP of Investor Relations
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue:
Contract operations	$182,507	$176,380	$161,197
Aftermarket services	53,652	56,779	50,843
Total revenue	236,159	233,159	212,040
Cost of sales (excluding depreciation and amortization):
Contract operations	74,735	71,553	64,595
Aftermarket services	43,902	48,181	42,337
Total cost of sales (excluding depreciation and amortization)	118,637	119,734	106,932
Selling, general and administrative	28,989	21,108	27,508
Depreciation and amortization	44,106	43,381	44,455
Long-lived asset impairment	3,092	9,804	4,710
Restatement and other charges	421	214	485
Interest expense	23,617	23,926	22,547
Merger-related costs	180	169	4,125
Other income, net	(205)	(2,382)	(1,145)
Income before income taxes	17,322	17,205	2,423
Provision for (benefit from) income taxes	(2,407)	4,237	354
Income from continuing operations	19,729	12,968	2,069
Loss from discontinued operations, net of tax	(273)	—	—
Net income	19,456	12,968	2,069
Less: Net income attributable to the noncontrolling interest	—	—	(5,885)
Net income (loss) attributable to Archrock stockholders	$19,456	$12,968	$(3,816)

Basic and diluted net income (loss) per common share attributable to Archrock common stockholders (1)	$0.15	$0.10	$(0.06)

Weighted average common shares outstanding:
Basic	128,209	128,036	69,916
Diluted	128,255	128,133	69,916
——————

(1)
Basic and diluted net income (loss) per common share attributable to Archrock common stockholders was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share attributable to Archrock common stockholders.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue:
Contract operations	$182,507	$176,380	$161,197
Aftermarket services	53,652	56,779	50,843
Total revenue	$236,159	$233,159	$212,040

Gross margin (1):
Contract operations	$107,772	$104,827	$96,602
Aftermarket services	9,750	8,598	8,506
Total gross margin	$117,522	$113,425	$105,108

Gross margin percentage:
Contract operations	59%	59%	60%
Aftermarket services	18%	15%	17%
Total gross margin percentage	50%	49%	50%

Selling, general and administrative	$28,989	$21,108	$27,508
% of revenue	12%	9%	13%

Adjusted EBITDA (1)	$91,196	$97,557	$80,539
% of revenue	39%	42%	38%

Capital expenditures	$132,697	$77,919	$69,972
Less: Proceeds from sale of property, plant and equipment	(11,155)	(9,866)	(14,845)
Net capital expenditures	$121,542	$68,053	$55,127

Total available horsepower (at period end) (2)	4,035	3,963	3,862
Total operating horsepower (at period end) (3)	3,561	3,530	3,314
Average operating horsepower	3,545	3,502	3,289
Horsepower utilization:
Spot (at period end)	88%	89%	86%
Average	89%	88%	85%

Dividend declared for the period per share	$0.132	$0.132	$0.120
Dividend declared for the period to all shareholders	$17,242	$17,261	$15,553
Cash available for dividend coverage (4)	2.81x	3.40x	2.90x
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2019	2018	2018
Balance Sheet
Debt - Parent level	$—	$—	$52,500
Debt - Archrock Partners, L.P.	1,582,217	1,529,501	1,374,552
Total consolidated debt (1)	$1,582,217	$1,529,501	$1,427,052

Archrock stockholders’ equity	$842,292	$841,574	$782,280
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$19,456	$12,968	$2,069
Less: Loss from discontinued operations, net of tax	(273)	—	—
Income from continuing operations	19,729	12,968	2,069
Depreciation and amortization	44,106	43,381	44,455
Long-lived asset impairment	3,092	9,804	4,710
Restatement and other charges	421	214	485
Interest expense	23,617	23,926	22,547
Merger-related costs	180	169	4,125
Stock-based compensation expense	2,357	1,821	1,794
Indemnification expense, net (1)	101	1,037	—
Provision for (benefit from) income taxes	(2,407)	4,237	354
Adjusted EBITDA (2)	91,196	97,557	80,539
Selling, general and administrative	28,989	21,108	27,508
Stock-based compensation expense	(2,357)	(1,821)	(1,794)
Indemnification expense, net (1)	(101)	(1,037)	—
Other income, net	(205)	(2,382)	(1,145)
Gross margin (2)	$117,522	$113,425	$105,108
——————

(1)	Represents net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.

(2)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$19,456	$12,968	$2,069
Less: Loss from discontinued operations, net of tax	(273)	—	—
Income from continuing operations	19,729	12,968	2,069
Depreciation and amortization	44,106	43,381	44,455
Long-lived asset impairment	3,092	9,804	4,710
Restatement and other charges	421	214	485
Interest expense	23,617	23,926	22,547
Merger-related costs	180	169	4,125
Stock-based compensation expense	2,357	1,821	1,794
Indemnification expense, net	101	1,037	—
Provision for (benefit from) income taxes	(2,407)	4,237	354
Adjusted EBITDA (1)	91,196	97,557	80,539
Less: Maintenance capital expenditures	(14,524)	(12,924)	(11,135)
Less: Other capital expenditures	(7,124)	(3,975)	(4,564)
Less: Cash tax refund	623	91	679
Less: Cash interest expense	(21,759)	(22,102)	(20,382)
Cash available for dividend (2)	$48,412	$58,647	$45,137
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend
Cash flows from operating activities	$81,400	$55,242	$62,455
Inventory write-downs	(222)	(429)	(465)
Provision for doubtful accounts	(428)	(133)	(620)
Gain (loss) on sale of assets	(16)	2,780	1,195
Current income tax provision	476	513	59
Cash tax refund	623	91	679
Amortization of operating lease ROU assets	(712)	—	—
Amortization of contract costs	(5,117)	(4,607)	(2,884)
Deferred revenue recognized in earnings	12,749	11,008	5,171
Restatement and other charges	421	214	485
Merger-related costs	180	169	4,125
Indemnification expense, net	101	1,037	—
Changes in assets and liabilities	(19,788)	9,410	(9,159)
Maintenance capital expenditures	(14,524)	(12,924)	(11,135)
Other capital expenditures	(7,124)	(3,975)	(4,564)
(Payments for) proceeds from settlement of interest rate swaps that include financing elements	393	251	(205)
Cash available for dividend (1)	$48,412	$58,647	$45,137
——————

(1)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.